Independent Auditors' Consent



Oppenheimer Bond Fund:

We consent to the incorporation by reference in this registration statement on Form N-14 of our report dated January 23, 1998, appearing in the Annual Report of Oppenheimer Bond Fund, and to our report dated January 22, 1997, appearing in the Statement of Additional Information.



/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP


Denver, Colorado
February 25, 1998





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